Exhibit 99.1

FOR IMMEDIATE RELEASE
Lear Contacts: Alicia Davis (248) 447-1781 David Lim (248) 447-1178

Lear Reports Third Quarter 2019 Results

SOUTHFIELD, Mich., October 25, 2019 — Lear Corporation (NYSE: LEA), a global automotive technology leader in seating and electrical and electronic systems, today reported results for the third quarter 2019. Highlights include:

•	Sales of $4.8 billion, compared to $4.9 billion in the third quarter of 2018

•	Net income of $216 million and adjusted net income of $217 million, compared to $253 million and $269 million, respectively, in the prior year

•	Core operating earnings of $338 million, compared to $399 million in the third quarter of 2018

•	Earnings per share of $3.58 and adjusted earnings per share of $3.54, compared to $3.80 and $4.09, respectively, in the third quarter of 2018

•	Net cash provided by operating activities of $343 million and free cash flow of $193 million

“In the third quarter, we continued to face a challenging operating environment, with global industry production down 3% year over year,” said Ray Scott, Lear’s President and Chief Executive Officer. “Despite these headwinds, we delivered solid quarterly financial results. We recognize that industry conditions remain challenging, but we continue to focus on driving operational efficiencies, investing for long-term profitable growth, and delivering superior shareholder returns.”

(more)

Third Quarter Financial Results

(in millions, except per share amounts)

	2019	2018
Reported
Sales	$4,825.0	$4,891.6
Net income	$215.9	$252.5
Earnings per share	$3.58	$3.80

Adjusted (1)
Core operating earnings	$338.2	$399.2
Adjusted net income	$217.2	$269.4
Adjusted earnings per share	$3.54	$4.09

Sales in the third quarter decreased 1% to $4.8 billion, reflecting lower production on Lear platforms and net foreign exchange rate fluctuations, partially offset by the addition of new business. Excluding the impact of foreign exchange and the Xevo acquisition, sales were flat.

Core operating earnings were $338 million, or 7.0% of sales, compared to $399 million, or 8.2% of sales, in 2018. In the Seating segment, margins and adjusted margins were 7.6% and 8.2% of sales, respectively, in the quarter. In the E-Systems segment, margins and adjusted margins were 6.7% and 7.6% of sales, respectively, in the quarter.

Earnings per share were $3.58. Adjusted earnings per share were $3.54 per share, down from $4.09 per share in 2018, reflecting lower operating earnings, partially offset by a reduced share count.

Net cash provided by operating activities was $343 million, and free cash flow(1) was $193 million.

(1)	For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

Share Repurchase Program

During the third quarter of 2019, we repurchased 616,635 shares of our common stock for a total of $76 million. As of the end of the third quarter, we had a remaining share repurchase authorization of approximately $1.2 billion, which expires on December 31, 2021, and reflects approximately 17% of our total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, we have repurchased 51.0 million shares of our common stock for a total of $4.6 billion at an average price of $89.72 per share. This represents a reduction of approximately 48% of our shares outstanding since the time we began the program.

Full Year 2019 Financial Outlook

We have updated our full year 2019 financial outlook.

	Current Outlook	Prior Outlook
Net Sales	$19.0 - $19.5 billion	$19.8 - $20.3 billion
Core Operating Earnings	$1,200 - $1,300 million	$1,350 - $1,450 million
Adjusted EBITDA	$1,720 - $1,820 million	$1,870 - $1,970 million
Interest Expense	≈$100 million	≈$100 million
Other Expense	≈$30 million	≈$30 million
Equity Earnings	≈$20 million	≈$20 million
Effective Tax Rate	22% - 23%	22% - 23%
Non-Controlling Interest	≈$75 million	≈$75 million
Adjusted Net Income	$765 - $845 million	$885 - $965 million
Restructuring Costs	≈$200 million	≈$200 million
Capital Spending	≈$625 million	≈$650 million
Free Cash Flow	$550 - $650 million	$675 - $775 million

The industry volume assumptions underlying Lear’s current 2019 financial outlook are derived from several sources, including internal estimates, customer production schedules, and the most recent IHS production estimates for Lear’s vehicle platforms. IHS estimates 2019 global industry production to be 87.1 million vehicles, down 6% from 2018, and 2% from IHS’ July estimate.

The current financial outlook also is based on a full year average exchange rate of $1.12/Euro and 6.93 RMB/$, with an exchange rate of $1.09/Euro and 7.15 RMB/$ assumed for the fourth quarter of 2019.

Lear’s 2019 outlook was updated primarily due to the estimated impact of a labor strike at Lear’s largest customer.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Third Quarter Conference Call and Webcast Information

A conference call and webcast will be held to discuss Lear’s third quarter financial results and related matters on October 25, 2019, at 8:30 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international) with Conference I.D. 8589944. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share available to Lear common stockholders” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, losses on the extinguishment of debt, gains and losses on the disposal of fixed assets, gains and losses on the consolidation and deconsolidation of affiliates and the non-service cost components of net periodic benefit cost. Adjusted net income represents net income attributable to Lear adjusted for restructuring costs and other special items, including the tax effect thereon. Adjusted earnings per share represents diluted net income per share available to Lear common stockholders adjusted for the redeemable noncontrolling interest adjustment, restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share available to Lear common stockholders, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear

Lear is a global automotive technology leader in seating and electrical and electronic systems. Lear serves every major automaker in the world, and Lear content can be found on more than 400 vehicle nameplates. Lear’s world-class products are designed, engineered, and manufactured by a diverse team of approximately 161,000 employees located in 39 countries. Lear was named one of FORTUNE Magazine’s World’s Most Admired Companies and currently ranks #147 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at lear.com, or follow us on Twitter @LearCorporation. Lear is where passion drives possibilities.

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Months Ended
	September 28, 2019	September 29, 2018
Net sales	$4,825.0	$4,891.6
Cost of sales	4,365.7	4,365.3
Selling, general and administrative expenses	141.9	150.3
Amortization of intangible assets	16.7	12.7
Interest expense	24.0	21.2
Other expense, net	9.7	13.2

Consolidated income before income taxes and equity in net income of affiliates	267.0	328.9
Income taxes	33.5	57.6
Equity in net income of affiliates	(5.1)	(3.4)

Consolidated net income	238.6	274.7
Net income attributable to noncontrolling interests	22.7	22.2

Net income attributable to Lear	$215.9	$252.5

Diluted net income per share available to Lear common stockholders	$3.58	$3.80

Weighted average number of diluted shares outstanding	61.3	65.9

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Net sales	$14,992.7	$16,206.1
Cost of sales	13,582.0	14,410.3
Selling, general and administrative expenses	447.3	462.5
Amortization of intangible assets	45.3	38.9
Interest expense	69.4	62.8
Other expense, net	27.9	11.3

Consolidated income before income taxes and equity in net income of affiliates	820.8	1,220.3
Income taxes	149.9	233.0
Equity in net income of affiliates	(15.8)	(16.6)

Consolidated net income	686.7	1,003.9
Net income attributable to noncontrolling interests	59.1	66.3

Net income attributable to Lear	$627.6	$937.6

Diluted net income per share available to Lear common stockholders	$10.23	$13.80

Weighted average number of diluted shares outstanding	62.3	66.7

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	September 28, 2019	December 31, 2018
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,300.9	$1,493.2
Accounts receivable	3,320.7	2,880.3
Inventories	1,294.1	1,196.8
Other	702.3	710.2

	6,618.0	6,280.5

Long-Term:
PP&E, net	2,599.7	2,598.1
Goodwill	1,600.4	1,405.3
Other	1,935.2	1,316.8

	6,135.3	5,320.2

Total Assets	$12,753.3	$11,600.7

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$18.7	$9.9
Accounts payable and drafts	2,986.8	2,862.8
Accrued liabilities	1,885.2	1,615.0
Current portion of long-term debt	17.1	12.9

	4,907.8	4,500.6

Long-Term:
Long-term debt	2,297.6	1,941.0
Other	1,026.3	640.4

	3,323.9	2,581.4

Redeemable noncontrolling interest	146.5	158.1

Equity	4,375.1	4,360.6

Total Liabilities and Equity	$12,753.3	$11,600.7

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	September 28, 2019	September 29, 2018
Net Sales
North America	$1,877.0	$1,780.3
Europe and Africa	1,786.9	1,944.8
Asia	980.3	989.4
South America	180.8	177.1

Total	$4,825.0	$4,891.6

Content per Vehicle [1]
North America	$474	$441
Europe and Africa	$379	$405

Free Cash Flow [2]
Net cash provided by operating activities	$343.4	$267.9
Capital expenditures	(150.8)	(160.5)

Free cash flow	$192.6	$107.4

Depreciation and Amortization	$128.5	$119.8

Core Operating Earnings [2]
Net income attributable to Lear	$215.9	$252.5
Interest expense	24.0	21.2
Other expense, net	9.7	13.2
Income taxes	33.5	57.6
Equity in net income of affiliates	(5.1)	(3.4)
Net income attributable to noncontrolling interests	22.7	22.2

Pretax income before equity income, interest and other expense	300.7	363.3
Restructuring costs and other special items -
Costs related to restructuring actions	29.4	22.3
Acquisition costs	0.1	—
Loss related to affiliate	—	1.2
Other	8.0	12.4

Core operating earnings	$338.2	$399.2

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$219.5	$250.2
Redeemable noncontrolling interest	(3.6)	2.3

Net income attributable to Lear	215.9	252.5
Restructuring costs and other special items -
Costs related to restructuring actions	33.4	22.3
Acquisition costs	0.1	—
Tax ruling in a foreign jurisdiction	(0.2)	—
(Gain) loss related to affiliate	(4.0)	2.9
Other	9.7	13.3
Tax impact of special items and other net tax adjustments [3]	(37.7)	(21.6)

Adjusted net income attributable to Lear	$217.2	$269.4

Weighted average number of diluted shares outstanding	61.3	65.9

Diluted net income per share available to Lear common stockholders	$3.58	$3.80

Adjusted earnings per share	$3.54	$4.09

[1]	Content per Vehicle for 2018 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Net Sales
North America	$5,625.5	$5,819.2
Europe and Africa	5,957.7	6,766.5
Asia	2,901.8	3,053.0
South America	507.7	567.4

Total	$14,992.7	$16,206.1

Content per Vehicle [1]
North America	$452	$456
Europe and Africa	$366	$396

Free Cash Flow [2]
Net cash provided by operating activities	$799.3	$1,021.6
Capital expenditures	(410.1)	(492.7)

Free cash flow	$389.2	$528.9

Depreciation and Amortization	$380.4	$361.8

Diluted Shares Outstanding at end of Quarter [3]	61,066,078	65,229,648

Core Operating Earnings [2]
Net income attributable to Lear	$627.6	$937.6
Interest expense	69.4	62.8
Other expense, net	27.9	11.3
Income taxes	149.9	233.0
Equity in net income of affiliates	(15.8)	(16.6)
Net income attributable to noncontrolling interests	59.1	66.3

Pretax income before equity income, interest and other expense	918.1	1,294.4
Restructuring costs and other special items -
Costs related to restructuring actions	123.6	59.7
Acquisition costs	1.6	0.4
Litigation	1.1	(16.8)
Tax ruling in a foreign jurisdiction	(1.0)	—
Loss related to affiliate	—	1.2
Other	24.6	21.3

Core operating earnings	$1,068.0	$1,360.2

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$637.0	$920.7
Redeemable noncontrolling interest	(9.4)	16.9

Net income attributable to Lear	627.6	937.6
Restructuring costs and other special items -
Costs related to restructuring actions	127.6	59.7
Acquisition costs	1.6	0.4
Litigation	1.1	(17.1)
Tax ruling in a foreign jurisdiction	(1.6)	—
Loss on extinguishment of debt	10.6	—
Gain related to affiliate, net	(5.6)	(7.1)
Other	19.8	22.2
Tax impact of special items and other net tax adjustments [4]	(75.4)	(51.6)

Adjusted net income attributable to Lear	$705.7	$944.1

Weighted average number of diluted shares outstanding	62.3	66.7

Diluted net income per share available to Lear common stockholders	$10.23	$13.80

Adjusted earnings per share	$11.33	$14.15

[1]	Content per Vehicle for 2018 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Calculated using stock price at end of quarter.
[4]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except margins)

	Three Months Ended
	September 28, 2019	September 29, 2018
Adjusted Segment Earnings
Seating
Net sales	$3,715.0	$3,683.0

Segment earnings	$281.5	$294.0
Costs related to restructuring actions	18.9	18.8
Other	3.1	4.4

Adjusted segment earnings	$303.5	$317.2

Adjusted segment margins	8.2%	8.6%

E-Systems
Net sales	$1,110.0	$1,208.6

Segment earnings	$74.3	$138.4
Costs related to restructuring actions	9.8	3.4
Loss related to affiliate	—	1.2
Other	0.6	3.6

Adjusted segment earnings	$84.7	$146.6

Adjusted segment margins	7.6%	12.1%

	Nine Months Ended
	September 28, 2019	September 29, 2018
Adjusted Segment Earnings
Seating
Net sales	$11,468.1	$12,287.6

Segment earnings	$817.0	$981.8
Costs related to restructuring actions	94.6	46.4
Litigation	1.1	(3.6)
Tax ruling in a foreign jurisdiction	(1.1)	—
Other	3.7	4.0

Adjusted segment earnings	$915.3	$1,028.6

Adjusted segment margins	8.0%	8.4%

E-Systems
Net sales	$3,524.6	$3,918.5

Segment earnings	$287.3	$504.3
Costs related to restructuring actions	28.0	10.6
Litigation	—	(1.1)
Tax ruling in a foreign jurisdiction	0.1	—
Loss related to affiliate	—	1.2
Other	3.5	11.4

Adjusted segment earnings	$318.9	$526.4

Adjusted segment margins	9.0%	13.4%